Exhibit 4.96
                       GUARANTY OF PAYMENT AND PERFORMANCE


          THIS Guaranty dated September 22, 1998 (the "Guaranty") from LING ELECTRONICS, INC., a California corporation with an office for the transaction of business located at 4890 E. LaPalma Avenue, Anaheim, California 92807 (whether individually or if more than one, collectively, the "Guarantor") to KEYBANK NATIONAL ASSOCIATION, a national banking association with an office for the transaction of business located at 66 South Pearl Street, Albany, New York 12207 (the "Bank").


                               W I T N E S S E T H :

	WHEREAS, MECHANICAL TECHNOLOGY INCORPORATED, a New York corporation
(the "Borrower"), is about to borrow from the Bank the sum of up to Four Million and no/100 ($4,000,000.00) Dollars, (the "Loan") in accordance with a certain Credit Agreement of even date herewith (hereinafter, together with all exhibits thereto, as it may from time to time be amended, modified or supplemented, referred to as the "Credit Agreement") by and between the Borrower and the Bank; and

	WHEREAS, the Bank is unwilling to make the Loan to the Borrower unless it receives this Guaranty; and

	WHEREAS, the Guarantor is willing to enter into this Guaranty in order to induce the Bank to make the Loan and the Guarantor has approved the form and substance of any documents executed or delivered by Borrower in connection with the Loan (the "Loan Documents"); and

	WHEREAS, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meanings provided therefor in the Credit Agreement, unless otherwise defined herein or unless the context otherwise requires;

	NOW, THEREFORE, in order to induce the Bank to make the Loan to the Borrower and in consideration of the premises and of other good and valuable consideration, the Guarantor intends to guarantee absolutely and unconditionally (and jointly and severally if there be more than one Guarantor) to the Bank, the punctual payment of the Loan and all notes or other evidences of indebtedness given by the Borrower to the Bank in connection therewith and all extensions, modifications or renewals thereof (collectively, the "Note") and all interest and other sums due under the Note or any Loan Document and such further payment and performance as may be set forth in Article 2 hereof.

                                 ARTICLE 1

              REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS

	The Guarantor hereby represents and warrants to the Bank (if the Guarantor is more than one party, said representations and warranties are made only with respect to the particular party) that:

          Section 1.1     Capacity of the Guarantor.  Guarantor:

                    (A)   Has the capacity to enter into this Guaranty.

                    (B) Has an office for the transaction of business at the address set forth at the head of this Guaranty.

          Section 1.2 No Violation of Restrictions. Neither the execution and delivery of this Guaranty, the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the provisions of this Guaranty will conflict with or result in a breach of any of the terms, covenants, conditions or provisions of any agreement, judgment or order to which any party named as a Guarantor is a party or by which the Guarantor is bound, or will constitute a default under any of the foregoing, or result in the creation or imposition of any lien of any nature whatsoever.

          Section 1.3 Compliance with Law. Each party named as a Guarantor (A) is not in violation of any law, ordinance, governmental rule, regulation, order or judgment to which the Guarantor may be subject or which would materially and adversely affect the business of the Guarantor and (B) has not failed to obtain any license, permit, franchise or other governmental authorization necessary to the conduct of their present business if such failure would have a material and adverse effect on the business of the Guarantor.

          Section 1.4 Financial Statements. The financial statements submitted by each party named as Guarantor, including balance sheets, statement of income, retained earnings and other related schedules, to the Bank fairly represent the financial condition as of the date of each statement and there has been no material change in the financial condition of any Guarantor since the date of the respective statements submitted to the Bank, except as disclosed to the Bank in writing.

          Section 1.5 Solvency of Guarantor and Borrower. Each party named as a Guarantor is solvent and each Guarantor has made an appropriate financial investigation of the Borrower and has determined that the Borrower is solvent at the time of execution of this Guaranty.

                                  ARTICLE 2

                          COVENANTS AND AGREEMENTS

          Section 2.1 Guaranty of Payment. The Guarantor (jointly and severally, if there be more than one Guarantor) irrevocably, absolutely and unconditionally guarantees to the Bank:

                    (A) The punctual payment of the Loan, the Note, all principal and interest due thereunder and any other sums due under the Note or any Loan Document.

                    (B) The full and prompt payment and performance of any and all obligations of Borrower to the Bank under the Loan Documents including, without limitation, the obligations of Borrower concerning hazardous materials and other environmental matters contained in any of the Loan Documents.

          Section 2.2 Obligations Unconditional. This Guaranty shall remain in full force and effect until the Loan, the Note and all sums due thereunder or under any Loan Document are paid in full, irrespective of any interruptions in the business relationships of the Borrower and the Guarantor with the Bank, and shall not be affected, modified or impaired by any state of facts or the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of the Guarantor:

                    (A) The invalidity, irregularity, illegality or unenforceability of, or any defect in, the Note or any Loan Document or any collateral security for the Loan (the "Collateral").

                    (B) Any present or future law or order of any government (de jure or de facto) or of any agency thereof purporting to reduce, amend or otherwise affect the Note or any other obligation of the Borrower or any other obligor or to any other terms of payment.

                    (C) The waiver, compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of the Borrower under the Note or any Loan Documents or of any party named as a Guarantor under this Guaranty.

                    (D) The loss, release, sale, exchange, surrender or other change in any Collateral.

                    (E) The extension of the time for payment of any principal of or interest on the Note or of the time for performance of any other obligations, covenants or agreements under or arising out of the Note or any Loan Document or the extension or the renewal of any thereof.

                    (F) The modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Note or any Loan Document.

                    (G) The taking of, or the omission to take, any of the actions referred to in the Note or any Loan Document.

                    (H) Any failure, omission or delay on the part of the Bank to enforce, assert or exercise any right, power or remedy conferred on the Bank in the Note or any Loan Document.

                    (I) The voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings affecting the Guarantor or the Borrower or any of their assets, or any allegation or contest of the validity of the Note or any Loan Document.

                    (J) The default or failure of the Guarantor to fully perform any obligations set forth in this Guaranty.

                    (K) Any event or action that would, in the absence of this paragraph, result in the release or discharge of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty.

                    (L) Any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor.

          Section 2.3     Waiver by Guarantor.  The Guarantor hereby waives:

                    (A)   Notice of acceptance of this Guaranty.

                    (B) Diligence, presentment and demand for payment of the Loan and/or the Note.

                    (C) Protest and notice of protest, dishonor or default to the Guarantor or to any other party with respect to the Loan.

                    (D) Any and all notices to which the Guarantor might otherwise be entitled.

                    (E) Any and all defenses to payment including, without limitation, any defenses and counterclaims of the Guarantor or the Borrower based upon fraud, negligence or the failure of any condition precedent or claims of offset or defenses involving the invalidity, irregularity or unenforceability of all or any part of the liabilities herein guaranteed or any defense otherwise available to the Guarantor or the Borrower.

                    (F) Any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which the Guarantor may now or hereafter have against the Borrower or any other person directly or contingently liable for the Loan guaranteed hereunder, or against or with respect to the Borrower's property (including, without limitation, property collateralizing the Loan), arising from the existence or performance of this Guaranty and whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

          Section 2.4 Nature of Guaranty. This Guaranty is a guaranty of payment and not of collection and the Guarantor hereby waives the right to require that any action be brought first against the Borrower or any other Guarantor, or any security, or to require that resort be made to any security or to any balance of any deposit account on credit on the books of the Bank in favor of the Borrower or of any Guarantor.

          Section 2.5 Continuation of Guaranty. The Guarantor further agrees that the obligations hereunder shall continue to be effective or reinstated, as the case may be, if at any time payment or any part thereof of the Loan or the Note is rescinded or must otherwise be restored by the Bank upon the bankruptcy or reorganization of the Borrower, the Guarantor or otherwise.

          Section 2.6 Subordination of Debt. The Guarantor hereby subordinates any and all indebtedness of Borrower now or hereafter owed to Guarantor to all indebtedness of Borrower to the Bank and agrees with the Bank that Guarantor shall not demand or accept any payment from Borrower, shall not claim any offset or other reduction of Guarantor's obligations hereunder because of any such indebtedness and shall not take any action to obtain any interest in any of the security described in and encumbered by the Loan Documents; provided, however, that, if the Bank so requests, such indebtedness shall be collected, enforced and received by Guarantor as trustee for the Bank and paid over to the Bank on account of the indebtedness of Borrower to the Bank, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty except to the extent the principal amount of such outstanding indebtedness shall have been reduced by such payment.

          Section 2.7 Financial Statements. Guarantor will advise the Bank in writing if Guarantor operates on other than a calendar year basis. Guarantor will at all times keep proper books of record and account in which full, true and correct entries shall be made in accordance with generally accepted accounting principles and will deliver to the Bank the reports, certificates and other information described in Section 9.1 of the Credit Agreement. So long as the financial results of Guarantor are included in consolidated statements submitted to the Bank by Borrower in compliance with Section 9.1 of the Credit Agreement, Guarantor will have no obligation to provide independent financial statements to the Bank.

          Section 2.8 Transfer of Interest. Guarantor agrees not to make or permit to be made, by a voluntary or involuntary means, any transfer of the interest of Guarantor in the Borrower, without first obtaining the prior written consent of the Bank.


                                  ARTICLE 3

                              EVENTS OF DEFAULT

          Section 3.1 Events of Default Defined. An "Event of Default" shall exist if any of the following occurs:

                    (A) Any party named as a Guarantor fails to perform or observe any covenant contained herein for a period of ten (10) days after notice from the Bank.

                    (B) Any warranty, representation or other statement by or on behalf of any party named as a Guarantor contained in this Guaranty is false or misleading in any material respect when made.

                    (C) A receiver, liquidator or trustee of any party named as a Guarantor or any of his or its property is appointed by court order, or any party named as a Guarantor is adjudicated bankrupt or insolvent or any of his or its property is sequestered by court order and such order remains in effect for more than one hundred twenty
          (120) days, or a petition is filed against any party named as a Guarantor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within one hundred twenty (120) days of such filing.

                    (D) Any party named as a Guarantor files a petition in voluntary bankruptcy or seeks relief under any provision of any reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law.

                    (E) Any party named as a Guarantor makes an assignment for the benefit of creditors or admits in writing inability to pay debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of all or any part of his or its property.

                    (F) The occurrence of an event of default under any other Loan Document.

          Section 3.2 Remedies on Default. If an event of default exists, the Bank may proceed to enforce the provisions hereof and to exercise any other rights, powers and remedies available to the Bank.

          Section 3.3     Waiver and Notice.

                    (A) No remedy herein conferred upon or reserved to the Bank is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at law or in equity or by statute.

                    (B) No delay or omission to exercise any right or power accruing upon the occurrence of any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient.

                    (C) In order to entitle the Bank to exercise any remedy reserved to it in this Guaranty, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Guaranty.

                    (D) No waiver, amendment, release or modification of this Guaranty shall be established by conduct, custom or course of dealing.

                                  ARTICLE 4

                                MISCELLANEOUS

          Section 4.1 Construction. If this Guaranty is executed by two or more parties, they shall be jointly and severally liable hereunder and the phrase Guarantor whenever used herein shall be construed to refer to each of the parties in the same manner and with the same effect as if each party had signed a separate guaranty.

          Section 4.2 Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York.

          Section 4.3 Submission to Jurisdiction. The Guarantor hereby irrevocably and unconditionally agrees that any suit, action or proceeding arising out of or relating to this Guaranty shall be brought in the state courts of the State of New York or federal district court for the Northern District of New York and waives any right to object to jurisdiction within either of the foregoing forums by the Bank. Nothing contained herein shall prevent the Bank from bringing any suit, action or proceeding or exercising any rights against any security and against any Guarantor personally, and against any property of any Guarantor, within any other jurisdiction and the initiation of such suit, action or proceeding or taking of such action in any such other jurisdiction shall in no event constitute a waiver of the agreements contained herein with respect to the laws of the State of California governing the rights and obligations of the parties hereto or the agreement of the Guarantor to submit to personal jurisdiction within the State of New York.

          Section 4.4 Waiver of Jury Trial. The Guarantor and the Bank agree that any suit, action or proceeding arising under or in connection with this Guaranty shall be before a court without a jury.

          Section 4.5 Successors and Assigns. This Guaranty shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

          Section 4.6 Notices. Any notices required or permitted to be given hereunder shall be: (i) personally delivered or (ii) given by registered or certified mail, postage prepaid, return receipt requested, or (iii) forwarded by overnight courier service, in each instance addressed to the addresses set forth at the head of this Guaranty, or such other addresses as the parties may for themselves designate in writing as provided herein for the purpose of receiving notices hereunder. All notices shall be in writing and shall be deemed given, in the case of notice by personal delivery, upon actual delivery, and in the case of appropriate mail or courier service, upon deposit with the U.S. Postal Service or delivery to the courier service.

          Section 4.7 Entire Agreement. This Guaranty and the Note and other Loan Documents constitute the entire understanding between Borrower, the Guarantor and the Bank and to the extent that any writings not signed by the Bank or oral statements or conversations at any time made or had are inconsistent with the provisions of this Guaranty, the Note or the other Loan Documents, the same shall be null and void.

          Section 4.8 Amendments. No amendment, change, modification, alteration or termination of this Guaranty shall be made except upon the written consent of the parties hereto.

          Section 4.9 Assignment. This Guaranty is assignable by the Bank in whole or in part in conjunction with an assignment of the Note and any assignment hereof or any transfer or assignment of the Note or portions thereof shall operate to vest in any such assignee the rights and powers, in whole or in part, as appropriate, herein conferred upon and granted to the Bank.

          Section 4.10    Partial Invalidity.  The invalidity or
unenforceability of any one or more phrases, sentences, clauses or sections in this Guaranty shall not affect the validity or enforceability of the remaining portions of the Guaranty or any part thereof.

        IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the day and year first above written.


                                            LING ELECTRONICS, INC.


                                            By: /s/ C.Scheuer
                                                ----------------------------
                                                Name:  Cynthia A. Scheuer
                                                Title: Secretary


STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF ALBANY    )

          On this 22nd day of Septemer, 1998, before me the subscriber personally appeared Cynthia A. Scheuer, who being by me duly sworn, did depose and say; that she resides at 2757 Doelner Circle, Castleton, New York, that she is Secretary of Ling Electronics, Inc., the corporation described in and which executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.


                                                 /s/ M.S.Lamb
                                                 ---------------------
                                                 M. Sheila Lamb
                                                 NOTARY PUBLIC